UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Heritage Financial Group, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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721 North Westover Boulevard
Albany, Georgia  31707
(229) 420-0000

April 16, 2015

Dear Fellow Stockholder:

On behalf of the Board of Directors and management of Heritage Financial Group, Inc., I cordially invite you to attend the 2015 Annual Meeting of Stockholders.  The meeting will be held at 10:00 a.m., EDT, on May 14, 2015, at the Merry Acres Event Center, 1500 Dawson Road, Albany, Georgia.  At the Annual Meeting, I will give the management’s report on the Company’s 2014 financial and operating performance and will entertain any questions and comments.

A Proxy Statement describing the business to be conducted at the Annual Meeting and a proxy card enabling you to vote without attending the meeting is enclosed.  Our Annual Report on Form 10-K for the year ended December 31, 2014 is also.  In accordance with the rules of the Securities and Exchange Commission, our Proxy Statement, proxy card and Annual Report on Form 10-K for the year ended December 31, 2014 are available on the Internet at http://www.irinfo.com/hbos/hbos.html.

An important part of the Annual Meeting is the stockholder vote on corporate business items.  I urge each of you to exercise your rights as a stockholder to vote and participate in this process.  Stockholders are being asked to consider and vote upon:  (1) the election of two directors of the Company; (2) the advisory (non-binding) resolution to approve our named executive officer compensation as disclosed in the enclosed Proxy Statement; and (3) the ratification of the appointment of Mauldin & Jenkins, LLC, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

We encourage you to attend the meeting in person.  Whether or not you plan to attend the meeting, you are requested to read the enclosed Proxy Statement and promptly vote by telephone, Internet, or mail on the proposals presented, following the instructions on the proxy card for whichever voting method you prefer.  If you vote by mail, please complete, date, sign, and promptly return the enclosed proxy in the enclosed pre-addressed, postage-paid envelope.  This will save us the additional expense of soliciting proxies and will ensure that your shares are represented at the Annual Meeting.

You are not being asked to vote on the proposed merger with Renasant Corporation at this time.  We will call a special meeting of stockholders to consider and vote upon the merger transaction and other related matters.   Separate proxy materials will be provided with respect to such a meeting.  Subject to the receipt of stockholder and required regulatory approvals and the satisfaction of the other conditions provided in the merger agreement, we expect the merger to close in the third quarter of 2015.  Even though the merger is pending, it is still appropriate for us to hold the Annual Meeting.

Your Board of Directors and management are committed to the continued success of Heritage Financial Group, Inc. and the enhancement of your investment.  As President and CEO, I want to express my appreciation for your confidence and support.

Sincerely,

O. Leonard Dorminey

President and Chief Executive Officer

721 North Westover Boulevard
Albany, Georgia   31707
(229) 420-0000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 14, 2015

Notice is hereby given that the Annual Meeting of Stockholders of Heritage Financial Group, Inc. will be as follows:

TIME	Wednesday, May 14, 2015, at 10:00 a.m. Eastern time

PLACE	Merry Acres Event Center
1500 Dawson Road
Albany, Georgia 31707

BUSINESS	(1) The election of O. Leonard Dorminey and Antone D. Lehr as directors of the Company.
(2) The advisory (non-binding) resolution to approve our named executive officer compensation as disclosed in the Proxy Statement.
(3) The ratification of the appointment of Mauldin & Jenkins, LLC, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.
(4) Such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

RECORD DATE

Holders of record of Heritage Financial Group, Inc. common stock at the close of business on April 6, 2015, are entitled to receive this Notice and to vote at the Annual Meeting, or any adjournment or postponement thereof.

PROXY VOTING

It is important that your shares be represented and voted at the Annual Meeting.  You can vote your shares by completing and returning the enclosed proxy card or by submitting a ballot at the Annual Meeting.  To ensure that your shares are represented at the meeting, please take the time to vote by telephone, Internet, or mail.  If voting by mail please sign, date and mail the enclosed proxy card, which is solicited on behalf of the Board of Directors.  A pre-addressed, postage-paid envelope is enclosed for your convenience.  Regardless of the number of shares you own, your vote is very important.  Please act today.

BY ORDER OF THE BOARD OF DIRECTORS

O. Leonard Dorminey
President and Chief Executive Officer
Albany, Georgia
April 16, 2015

http://www.irinfo.com/hbos/hbos.html.

IMPORTANT NOTICE:  Availability of Proxy Materials for the Meeting To Be Held on May 14, 2015.

Heritage Financial Group, Inc.’s Proxy Statement, Annual Report to Stockholders and Form of Proxy

are available on the Internet at http://www.irinfo.com/hbos/hbos.html.

You are encouraged to review all of the information contained in these materials before voting.

721 North Westover Boulevard
Albany, Georgia   31707
(229) 420-0000

PROXY STATEMENT

INTRODUCTION

The Board of Directors of Heritage Financial Group, Inc. is using this Proxy Statement to solicit proxies from the holders of Heritage Financial Group, Inc. common stock for use at our upcoming Annual Meeting of Stockholders.  The Annual Meeting of Stockholders will be held at 10:00 a.m., Eastern Time on Wednesday, May 14, 2015, at the Merry Acres Event Center, 1500 Dawson Road, Albany, Georgia 31707.  At the Annual Meeting, stockholders will be asked to vote on three proposals:  (1) the election of O. Leonard Dorminey and Antone D. Lehr as directors for a term of three years each; (2) the advisory (non-binding) resolution to approve our named executive officer compensation as disclosed in this Proxy Statement; and (3) the ratification of the appointment of Mauldin & Jenkins, LLC, as our independent registered public accounting firm for the fiscal year ending December 31, 2015.  These proposals are described in more detail below.  Stockholders also will consider any other matters that may properly come before the meeting, although the Board of Directors knows of no other business to be presented.

Heritage Financial Group, Inc. is referred to in this Proxy Statement from time to time as the “Company.”  Certain of the information in this Proxy Statement relates to HeritageBank of the South, a wholly owned subsidiary of the Company, which is referred to in this Proxy Statement from time to time as the “Bank.”

Proxies are solicited to provide all stockholders of record on the voting record date an opportunity to vote on matters scheduled for the Annual Meeting and described in these materials.  To ensure your representation at the Annual Meeting, we recommend you vote by proxy even if you plan to attend the Annual Meeting.  Voting instructions are included on your proxy card.  You may receive more than one proxy card depending on how your shares are held.  By submitting your proxy, you authorize the Company’s Board of Directors to represent you and vote your shares at the Annual Meeting in accordance with your instructions.  The Board also may vote your shares to adjourn the Annual Meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the Annual Meeting.

The Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2014, which includes the Company’s audited financial statements, is being provided with this Proxy Statement.  Although the annual report is being mailed to stockholders with this Proxy Statement, it does not constitute a part of the proxy solicitation materials and is not incorporated into this Proxy Statement by reference.

This Proxy Statement, the Annual Report to Stockholders for the fiscal year ended December 31, 2014 and the accompanying materials are being mailed to stockholders on or about April 16, 2015 and also are available to you on the Internet at http://www.irinfo.com/hbos/hbos.html.

Your vote is important.  Whether or not you plan to attend the Annual Meeting, please submit your proxy promptly by telephone, Internet, or in the enclosed envelope.

2015 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement.  It does not contain all the information you should consider, and you should read the entire Proxy Statement carefully before voting.  You should refer to the Annual Report to Stockholders for the fiscal year ended December 31, 2014, which is being provided with this Proxy Statement, for more complete information about the Company’s year-end financial condition and 2014 operating results.

Proposal 1 – ELECTION OF DIRECTORS

Two of our current directors have been nominated by the Board for re-election to a three-year term ending in 2018 as follows:

O. Leonard Dorminey	Director of the Company since 2003 and Director of the Bank since 2001.
Antone D. Lehr	Director of the Company since 2002 and Director of the Bank since 1980.

No stockholder nominations were received for the 2015 Annual Meeting.

In considering your vote on these nominees, we refer you to “Proposal 1 – Election of Directors” on pages 10 to 13 for more information about these nominees and director compensation and to “Board of Directors Meetings, Board Committees and Corporate Governance Matters” on pages 13 to 17 regarding our corporate governance matters.

These nominees, as well as the rest of the directors, have varied skills and experience to oversee the Company effectively and have proven leadership, sound judgment and a commitment to the success of our Company.  The Board recommends you vote “FOR” these two nominees.

Proposal 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

At last year’s Annual Meeting, our stockholders had the opportunity to cast a non-binding, advisory vote on our named executive officer compensation as disclosed in the Proxy Statement for that meeting.  We are gratified that our stockholders evidenced support of our executive compensation program by an overwhelming margin.  In 2011, our stockholders voted in favor of casting a non-binding, advisory vote on our named executive officer compensation annually.  Our Board has decided to provide stockholders an opportunity to cast another non-binding, advisory vote on our executive compensation program disclosed in this Proxy Statement.  We expect to hold the next non-binding, advisory vote on our named executive officer compensation at the 2016 Annual Meeting (if such a meeting is held).

In evaluating this say-on-pay proposal, we recommend that you review the disclosure of our executive compensation program, including our compensation program, philosophy and objectives and the level of compensation to our five named executive officers at “Compensation Discussion and Analysis” on pages 20 to 25 and “Executive Compensation” on pages 26 to 32.  For more information on this matter, see “Proposal 2 – Advisory (Non-Binding) Resolution to Approve Executive Compensation” on page 33.  The Board recommends that you vote “FOR” the advisory resolution to approve executive compensation.

Proposal 3 – RATIFICATION OF AUDITORS

We ask that our stockholders ratify the Audit Committee’s selection of Mauldin & Jenkins, LLC, as our independent registered public accounting firm for the fiscal year ending December 31, 2015.  Mauldin & Jenkins, LLC has served as our independent auditor since 2004.  During 2014, we paid Mauldin & Jenkins, LLC approximately $351,000 in fees for services rendered to the Company.  For more information on this matter, see “Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm” on page 34.  The Board recommends that you vote “FOR” the ratification of Mauldin & Jenkins, LLC, as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will be asked to vote on the following proposals:

Proposal 1.	The election of O. Leonard Dorminey and Antone D. Lehr as directors of Heritage Financial Group, Inc. for a term of three years each.
Proposal 2.	The advisory (non-binding) resolution to approve our named executive officer compensation as disclosed in this Proxy Statement.
Proposal 3.	Ratification of the appointment of Mauldin & Jenkins, LLC, as Heritage Financial Group, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The stockholders also will act on any other business that may properly come before the Annual Meeting.  As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for consideration at the Annual Meeting.  Members of our management team will be present at the Annual Meeting to respond to appropriate questions from stockholders.

Who is entitled to vote?

We have fixed the close of business on April 6, 2015, as the record date for the 2015 Annual Meeting.  Only stockholders of record of Heritage Financial Group, Inc. common stock on that record date are entitled to notice of and to vote at the Annual Meeting.  You are entitled to one vote for each share of Heritage Financial Group, Inc. common stock you own.  On April 6, 2015,  9,239,938 shares of Heritage Financial Group, Inc. common stock were outstanding and entitled to vote at the Annual Meeting.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted.  The presence at the meeting, in person or by proxy, of at least one-third of the shares of Heritage Financial Group, Inc. common stock entitled to vote at the Annual Meeting as of the record date will constitute a quorum.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the meeting, the chairman of the meeting or a majority of the stockholders entitled to vote who are present, in person or by proxy may adjourn the meeting until a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice of the adjourned meeting will be given, unless the adjourned meeting is set to be held after July 15, 2015.  An adjournment will have no effect on the business that may be conducted at the meeting.

How do I vote?

You may vote by telephone, internet or mail.  If voting by telephone or Internet, follow the instructions on the proxy card.  If voting by mail, complete and sign the accompanying proxy card and return it in the enclosed envelope and it will be voted in accordance with your instructions.

You may vote in person at the annual meeting.  If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the meeting.  Note, however, that if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy from the holder of your shares indicating that you were the beneficial owner of those shares on April 6, 2015, the record date for voting at the Annual Meeting.  You are encouraged to vote by proxy prior to the Annual Meeting, even if you plan to attend the meeting.

What if I return my executed proxy card without voting instructions?

Where properly executed proxies are returned to us without specific voting instructions, the persons named in the proxy card will vote the shares “FOR” the election of management’s director nominees, “FOR” the advisory (non-binding) resolution to approve our named executive officer compensation and “FOR” the ratification of Mauldin & Jenkins, LLC, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

What if other business is presented at the Annual Meeting?

Should any other matters be properly presented at the Annual Meeting for action, the persons named in the enclosed proxy card and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment.  No other matters currently are expected by the Board of Directors to be properly presented at the Annual Meeting.

What if my shares are held in “street name” by a broker?

If your shares are held in “street name” by a broker, your broker is required to vote your shares in accordance with your instructions.  If you do not give instructions to your broker, your broker will be entitled to vote your shares with respect to “discretionary” items, but your broker will not be permitted to vote your shares with respect to “non-discretionary” items.  In the case of non-discretionary items, your shares will be treated as “broker non-votes.”  Whether an item is discretionary is determined by the exchange rules governing your broker.  The election of directors and the advisory (non-binding) action relating to executive compensation are non-discretionary items.  The proposal to ratify the registered public accounting firm is considered a discretionary item.

How will my shares of common stock held in the employee stock ownership plan be voted?

We maintain an employee stock ownership plan (“ESOP”) that owns 625,623 or 6.8% of the current outstanding shares of Heritage Financial Group, Inc. common stock.  Employees of Heritage Financial Group, Inc. and the Bank participate in the ESOP.  As of the voting record date, 346,388 shares have been allocated to ESOP participants.  Each ESOP participant has the right to instruct the trustee of the plan how to vote the shares of Heritage Financial Group, Inc. common stock allocated to his or her account under the ESOP.  If an ESOP participant properly executes the voting instruction card distributed by the ESOP trustee, the ESOP trustee will vote the participant’s shares in accordance with the participant’s instructions.  Shares of Heritage Financial Group, Inc. common stock held in the ESOP, but not allocated to any participant’s account, and allocated shares for which no voting instructions are received from participants, will be voted by the trustee in the same proportion as shares for which the trustee has received voting instructions.

What if my shares are held in the Company’s 401(k) plan?

If you are one of our employees who participate in our 401(k) plan, you will receive voting instructions with respect to all the Heritage Financial Group, Inc. shares allocated to your account.  You are entitled to direct the trustee how to vote your shares.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting by:

•	Properly completing, signing and submitting another proxy card with a later date;
•	If you voted by telephone or Internet, by following the instructions provided at the applicable telephone number or website listed on the enclosed proxy card;
•	Giving written notice of the revocation of your proxy to the Company’s Secretary prior to the Annual Meeting; or
•	Voting in person by ballot at the Annual Meeting.

Your proxy will not be revoked automatically solely by your attending the Annual Meeting.  You must submit a proper ballot at the meeting to revoke your prior proxy.  If you have instructed a broker, bank or other nominee to vote your shares, you must follow the directions received from your nominee to change those voting instructions.

How will abstentions be treated?

If you abstain from voting, your shares still will be included for purposes of determining whether a quorum is present.  Because directors will be elected by a plurality of the votes cast, abstaining is not offered as a voting option for Proposal 1.  If you abstain from voting on Proposals 2 or 3, your shares will not be included in the number of shares voting on the proposal and, consequently, your abstention will have no effect on whether the proposal is approved.

How will broker non-votes be treated?

Shares treated as broker non-votes on one or more proposals will be included for purposes of calculating the presence of a quorum but will not be counted as votes cast.  Proposal 1 is a non-discretionary item that excludes broker non-votes; however, because the directors are elected by a plurality of the votes cast, broker non-votes will have no impact on the election results.  If you do not instruct your broker, bank or nominee how to vote your shares on Proposal 2, your shares will not be included in the number of shares voting on the proposal and will have no effect on whether the proposal is approved.  Because Proposal 3 is a discretionary item, your broker, bank or nominee may vote on that proposal in its discretion if you do not provide instructions as to how to vote your shares.

How many votes are required to approve Proposal 1: Election of directors?

Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting by holders of Heritage Financial Group, Inc. common stock.  Pursuant to our Articles of Incorporation, stockholders are not permitted to cumulate their votes for the election of directors.  Votes may be cast for or withheld from each nominee.  Votes that are withheld and broker non-votes will be excluded entirely from the vote and will have no effect on the election of directors.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee.  If a substitute nominee is selected, the Board of Directors, as holder of your proxy, will vote your shares for the substitute nominee, unless you have withheld authority to vote for the nominee replaced.

How many votes are required to approve Proposal 2: Advisory resolution to approve our executive compensation?

The advisory (non-binding) resolution to approve our named executive officer compensation as disclosed in this Proxy Statement requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting by holders of Heritage Financial Group, Inc. common stock.

How many votes are required to approve Proposal 3: Ratification of the appointment of our independent registered public accounting firm?

Ratification of the appointment of Mauldin & Jenkins, LLC, as our independent registered public accounting firm for the fiscal year ending December 31, 2015 requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting by holders of Heritage Financial Group, Inc. common stock.

Who pays proxy solicitation costs?

We will pay the cost of soliciting proxies.  In addition to this mailing, our directors, officers and employees may solicit proxies personally, electronically or by telephone.  We will reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.

Heritage Financial Group, Inc. has retained Corporate Communications, Inc. to serve as its investor relations firm and pays a monthly retainer for that service.  Heritage Financial Group, Inc. has asked Corporate Communications, Inc. to assist it in soliciting proxies from record and beneficial owners of the Company’s common stock.  Corporate Communications, Inc. will not receive any additional compensation for this solicitation service.

How does the Board of Directors recommend I vote on the proposals?

The Board of Directors recommends that you vote:

•	“FOR” the election of management’s two director nominees to the Board of Directors each for a three-year term;
•	“FOR” the advisory (non-binding) resolution to approve our named executive officer compensation as disclosed in this Proxy Statement; and
•	“FOR” the adoption of the proposal to ratify Mauldin & Jenkins, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

STOCK OWNERSHIP

Stock Ownership of Significant Stockholders, Directors and Executive Officers

The following table presents information regarding beneficial ownership of the Company’s common stock as of April 6, 2015 by: (1) any persons or entities known by management to beneficially own more than 5% of the outstanding shares of our common stock; (2) each director and director nominee of Heritage Financial Group, Inc.; (3) each executive officer of the Company named in the 2014 Summary Compensation Table appearing below (the “named executive officers”); and (4) all of the directors and executive officers of the Company as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”), so shares of common stock that are subject to outstanding options that are currently exercisable or exercisable within 60 days after April 6, 2015, are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person’s percentage ownership.  These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  The address of each of the beneficial owners, except where otherwise indicated, is the same address as Heritage Financial Group, Inc.  At April 6, 2015, there were 9,239,938 shares of Heritage Financial Group, Inc. common stock outstanding.

Beneficial Owners	Number of Shares Beneficially Owned(1)	Percent of Common Stock Outstanding
Beneficial Owners of More than 5%
Brown Trout Management, LLC and Steven R. Gerbel 311 South Wacker Drive, Suite 6025, Chicago, IL 60606	499,342(2)	5.40%
Clover Partners, L.P., Clover Investments, L.L.C. and Michael C. Mewhinney 100 Crescent Court, Suite 575, Dallas, TX 75201	523,951(3)	5.67%
Heritage Financial Group, Inc. Employee Stock Ownership Plan (“ESOP”)	625,623(4)	6.77%
Sy Jacobs and Jacobs Asset Management, LLC 11 East 26 Street, New York, NY 10010	821,514(5)	8.89%
Directors and Executive Officers
Antone D. Lehr	80,356(6)	0.87%
Joseph C. Burger, Jr.	74,531(7)	0.80%
O. Leonard Dorminey	175,921(8)	1.89%
Carol W. Slappey	122,623(9)	1.32%
J. Keith Land	62,154(10)	0.67%
Douglas J. McGinley	36,391(11)	0.39%
J. Lee Stanley	69,059(12)	0.74%
T. Heath Fountain	25,592(13)	0.28%
O. Mitchell Smith	34,758(14)	0.38%
David A. Durland	21,079(15)	0.23%
All directors and executive officers of the Company as a group (11 persons)	702,464(16)	7.39%

________________________________

(1)

Except as otherwise noted, the beneficial ownership reported in this table is sole voting and investment power.  All amounts include options to purchase shares of common stock, which are exercisable within 60 days.

(2)	Information obtained from a Schedule 13G filed by Brown Trout Management, LLC with the SEC on February 23, 2015.
(3)	Information obtained from a Schedule 13G filed by Clover Partners, L.P. and Clover Investments, L.L.C. with the SEC on February 13, 2015.
(4)

Includes 346,388 shares allocated to the accounts of ESOP participants as of the voting record date.  First Bankers Trust Services, Inc., the trustee of the ESOP, may be deemed to beneficially own the ESOP shares not allocated to participants.  The ESOP filed a Schedule 13G with the SEC on February 13, 2015.

(5)	Information obtained from a Schedule 13G filed by Sy Jacobs and Jacobs Asset Management, LLC with the SEC on February 17, 2015.
(6)	Includes options to acquire 35,359 shares, 9,130 shares held by Mr. Lehr’s spouse and 3,276 unvested shares of restricted stock over which Mr. Lehr has only voting power.
(7)	Includes options to acquire 35,359 shares, 8,377 shares held by Mr. Burger’s spouse and 3,276 unvested shares of restricted stock over which Mr. Burger has only voting power.

Footnotes continued on next page

________________________________

(8)Includes options to acquire 75,962 shares, 6,394 shares held in a 401(k) plan at the Bank, 13,153 allocated ESOP shares, 9,424 shares held by his spouse, 7,003 shares held in an IRA account, 2,094 shares held by his son and daughter, and 16,000 unvested shares of restricted stock over which Mr. Dorminey has only voting power.

(9)Includes options to acquire 41,840 shares, 4,907 shares held in an IRA account, 12,430 allocated ESOP shares, 2,931 shares held by her spouse and 8,000 unvested shares of restricted stock over which Mrs. Slappey has only voting power.

(10)Includes options to acquire 35,359 shares and 3,276 unvested shares of restricted stock over which Mr. Land has only voting power.

(11)Includes options to acquire 4,096 shares, 2,000 shares held in an IRA account and 3,276 unvested shares of restricted stock over which Mr. McGinley has only voting power.

(12)Includes options to acquire 35,359 shares, 10,000 shares held in an IRA account and 3,276 unvested shares of restricted stock over which Mr. Stanley has only voting power.

(13)Includes 11,072 shares held in a 401(k) plan at the Bank, 100 shares held in a UTMA for his son, 8,820 allocated ESOP shares, and 3,200 unvested shares of restricted stock over which Mr. Fountain has only voting power.

(14)Includes 9,869 shares held in a 401(k) plan at the Bank, 125 shares held by his daughter, 7,765 allocated ESOP shares and 2,000 unvested shares of restricted stock over which Mr. Smith has only voting power.

(15)Includes options to acquire 2,500 shares, 252 shares held in a 401(k) plan at the Bank, 3,027 allocated ESOP shares, 12,300 shares held in an IRA account and 2,000 unvested shares of restricted stock over which Mr. Durland has only voting power.

(16)Includes shares held directly, as well as shares held jointly with family members, shares held in retirement and ESOP accounts, held in a fiduciary capacity, held by certain of the group members’ families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares the group member may be deemed to have sole or shared voting and/or investment powers.  Also includes stock options for 265,834 shares which are exercisable or which will become exercisable within 60 days of April 6, 2015.

Stock Ownership and Retention Guidelines.

At its March 26, 2014 meeting, the Board of Directors adopted Stock Ownership and Retention Guidelines in an effort to more closely align the interests of our executives and directors with the long-term interests of the Company and its stockholders.  Under the guidelines, our CEO is required to hold four times his annual base salary, other named executive officers are required to hold two times their base salary, and our directors are required to hold three times their annual base fees.  Executives and directors are provided a five year grace period from the date of adoption of the guidelines to reach compliance but are each expected to demonstrate progress towards compliance during that grace period.  The guidelines also provide for retention of shares received as compensation; these retention rules apply to all compensatory awards granted after the date the guidelines were adopted.  This summary is qualified by the full text of the Stock Ownership and Retention Guidelines, which is available on our website at www.eheritagebank.com under “Investors -  Governance Documents.”

Section 16(a) Beneficial Ownership Reporting Compliance.

The Company believes, based solely on a review of the copies of reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2014, that all Section 16(a) filing requirements applicable for our executive officers, directors and greater than 10% beneficial owners during the 2014 fiscal year were met.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees and Directors

The Company’s Board of Directors consists of seven directors, divided into three classes, as nearly equal as possible, with approximately one-third of the directors elected each year.  Directors in each class are elected to serve for three-year terms and until their successors are elected and qualified.  The term of one of the classes of directors will expire at the Annual Meeting.

The Board of Directors selects nominees for election as directors based on the recommendations of its Nominating Committee.  The nominees for election at the Annual Meeting are O. Leonard Dorminey and Antone D. Lehr, who currently serve as Company directors.  Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.  If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee.  If a substitute nominee is selected, you will vote your shares for the substitute nominee, unless you have withheld authority for the current nominee who is unable to stand for election.  At this time, we are not aware of any reason why a nominee might be unable to serve if elected.  Except as disclosed in this Proxy Statement, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

The table below sets forth information regarding each director and each nominee for director of the Company, including his or her age, position on the Board and term of office.

The Board of Directors recommends you vote “FOR” each of the director nominees.

Name	Age(1)	Position(s) Held with Heritage Financial Group, Inc.	Director Since	Term to Expire
Director Nominees
O. Leonard Dorminey	62	President, Chief Executive Officer and Director	2003	2018(2)
Antone D. Lehr	74	Chairman	2002	2018(2)

Directors Continuing in Office
J. Keith Land	64	Director	2006	2016
Douglas J. McGinley	66	Director	2004	2016
J. Lee Stanley	68	Director	2006	2016
Joseph C. Burger, Jr.	78	Vice-Chairman and Secretary	2002	2017
Carol W. Slappey	59	Executive Vice President and Director	2002	2017

_________________________________

(1)At December 31, 2014.

(2)Assuming the nominee is elected at the Annual Meeting.

Business Experience and Qualifications of Directors

The Board believes that the many years of service that our directors have at the Company, the Bank or at other financial institutions is one of the directors’ most important qualifications for service on our Board.  This service has given them extensive knowledge of the banking business and our Company.  Furthermore, their service on our Board committees, especially in areas of audit, compliance and compensation, is critical to their ability to oversee the management of the Bank by our executive officers.  Service on the Board by Mr. Dorminey and Mrs. Slappey is critical to aiding the outside directors in understanding the critical and complicated issues that are common in the banking business.  Each outside director brings special skills, experience and expertise to the Board as a result of their other business activities and associations.  The business experience of each director of Heritage Financial Group, Inc. for at least the past five years and the experience, qualifications, attributes, skills and areas of expertise of each director that supports his or her service as a director are set forth below.

Joseph C. Burger, Jr.  Mr. Burger, age 78, is currently retired.  He has served as a director of the Company since 2002 and of the Bank since 1987.  From 1978 to 2002, Mr. Burger was an Associate Professor in the University System of Georgia and taught courses in accounting and finance.  Prior to that, he served as a controller at the Albany Georgia Marine Logistics Base and a Marine division.  His accounting knowledge and experience is important to his service on the Board and its Audit Committee.  His participation in our local community for over 40 years brings knowledge of the local economy and business opportunities for the Bank.

O. Leonard Dorminey.  Mr. Dorminey, age 62, has served as President and Chief Executive Officer of the Company since 2003.  From 2001 to 2003, he served as Executive Vice President of the Bank and managed its Commercial Lending Division.  He has served as a director of the Company since 2003 and of the Bank since 2001.  From 1999 to 2001, Mr. Dorminey was President and Chief Executive Officer of First National Bank of South Georgia.  Prior to that, he was employed for nine years by SunTrust Bank as the Albany Division Manager responsible for retail, commercial and private banking functions in the Albany market.  Mr. Dorminey serves on the board of directors, executive committee and loan committee of Chattahoochee Bank of Georgia, of which the Company is a 4.9% owner.  Mr. Dorminey’s many years of service in various areas of operations at the Bank and other financial institutions and duties as Chief Executive Officer of the Bank and President and Chief Executive Officer of the Company bring a special knowledge of the financial, economic and regulatory challenges the Company faces and makes him well-suited to inform the Board on these matters.

J. Keith Land.  Mr. Land, age 64, has served as a director of the Company since 2006 and of the Bank since 1995.  He has been employed since 1987 as the Planning Manager for Coats and Clark Crafts, a textile manufacturer with $230 million in annual sales.  In that position, he has responsibility for raw material procurement, warehousing, budgeting and production planning for three plants.  He served on Coats and Clark’s credit union board for five years before joining the Bank’s board in 1995.  He has attended the Georgia Bankers Association Director’s College.  His past business experience brings expertise to his service on Board committees.  His participation in our local community for over 25 years brings knowledge of the local economy and business opportunities for the Bank.

Antone D. Lehr.  Mr. Lehr, age 74, is currently retired.  He has served as a director of the Company since 2002 and of the Bank since 1980.  From 1988 to 2000, he was the owner of Computer Showcase, a retail computer sales and repair company.  From 1985 to 1988, Mr. Lehr was an owner of a computer consulting training company.  From 1982 to 1985, he was an Assistant Professor at Albany State University, teaching courses in computer science.  Prior to that he served in the United States Marine Corps for 20 years and retired from active service as a Major.  He receives annual training for bank directors and has attended training on executive compensation.  He brings his knowledge of management from the Marines and his computer company to the Bank and the Company.  His participation in our local community for over 30 years brings knowledge of the local economy and business opportunities for the Bank.  His technical computer knowledge is useful when the Board considers its information technology needs.

Douglas J. McGinley.  Mr. McGinley, age 66, is currently retired.  He has served as a director of the Company since 2004 and of the Bank since 1991. Mr. McGinley served as the Director of the Dougherty County Jail Facility, a 1,230-bed facility employing over 200 officers, from 1996 through 2010 and was responsible for developing and executing a $14 million annual budget.  Mr. McGinley has also served as chairman of the Dougherty County Employee DB retirement fund with over $45 million in assets and brings his expertise in investments to the Bank.  He retired from the United States Marine Corps in 1994 as a Lieutenant Colonel after 27 years of active duty.  He is a graduate of the Georgia Bankers Association Director’s College.  His past business experience brings expertise to his service on Board committees.  His participation in our local community for over 38 years brings knowledge of the local economy and business opportunities for the Bank.

Carol W. Slappey.  Mrs. Slappey, age 59, has served as Executive Vice President of the Company since 2003.  She has served as a director of the Company since 2002 and of the Bank since 2001.  She also serves as Albany Market President and Chief Retail Officer of the Bank.  From 1993 to 2003, she served as Executive Vice President and Chief Operating Officer of the Bank responsible for retail operations.  Prior to that, she served as a lender, chief operating officer and president of Georgia Federal Bank.  Mrs. Slappey’s many years of service in various areas of operations at the Bank and other financial institutions and duties as Albany Market President of the Bank bring a special knowledge of the financial, economic and regulatory challenges the Company faces and makes her well-suited to inform the Board on these matters.

J. Lee Stanley.  Mr. Stanley, age 68, has served as a director of the Company since 2006 and of the Bank since 1996. He was Chief Appraiser for Lee County, Georgia for 31 years until his retirement in 2007.  He served as the Senior Magistrate Judge in the Georgia Magistrate Court in Lee County from 2001 to 2009 and was Lee County Chief Magistrate Judge for the prior 15 years.  Mr. Stanley is a licensed realtor and certified General Real Property Appraiser with the State of Georgia.  For many years, he was associated with Goodyear and Goodyear, a local real estate firm specializing in plantation, farm and commercial properties. He is also a Senior Residential Member of the Appraisal Institute and a Federal Housing Administration appraiser.  He sets on the panel of approved appraisers with the Department of Veteran Affairs and serves as a hearing officer with the Georgia Department of Revenue.  Mr. Stanley brings management, legal and real estate knowledge to the Board.  His participation in our local community for over 45 years brings knowledge of the local economy and business opportunities for the Bank.

2014 Director Compensation

Directors of the Company (excluding those who also are executive officers and receive no compensation as directors) receive compensation for their service on the Board of Directors and Board Committees of the Company and the Bank.  The fees paid are for service on all boards and committees, and are on the basis of a flat annual retainer.  The directors are not paid additional fees for service on various committees or for their attendance at Board or Board Committee meetings.  Restricted stock awards and stock option awards were granted to the directors in July 2011 under the Company’s 2011 Equity Incentive Plan.  These awards all vest in five equal annual installments beginning in July 2012.  The directors have access to the Company’s Santa Rosa, Florida condominium for business and personal use.

In July 2012, we cancelled our Directors’ Retirement Plan, which was a non-qualified retirement plan for directors of Heritage Financial Group, Inc. who are not also officers or employees of the Company.  This retirement plan was administered by the Compensation Committee, which selected participants in the plan.  Directors in the plan were credited with every month of service since August 1, 2001, plus up to 120 months of service prior to that date.  The benefits under the plan are monthly payments for the lesser of 180 months or actual months of service under the plan, in an amount set forth in the participant’s plan agreement.  In July 2013, the benefits were paid out in one lump sum to all directors vested in this plan.

The following table provides compensation information for each member of the Company’s Board of Directors during the year ended December 31, 2014 (except for Mr. Dorminey and Mrs. Slappey, whose compensation is reported as named executive officers).

Name(1)	Fees Earned or Paid in Cash ($)	All Other Compensation($)(2)	Total
Antone D. Lehr	$76,648	$ 1,147	$ 77,795
Joseph C. Burger, Jr.	$71,208	$ 1,147	$ 72,355
Douglas J. McGinley	$37,829	$ 1,147	$ 38,976
J. Lee Stanley	$35,233	$ 1,147	$ 36,380
J. Keith Land	$35,233	$ 1,147	$ 36,380

_________________________________

(1)

At December 31, 2014, each director held options for 43,551 shares of the Company’s stock, with the exception of Mr. McGinley who held options for 12,288 shares, and 3,276 shares of restricted stock over which each director held only voting power.

(2)

The amounts represent dividends paid on unvested portions of restricted stock awards.  The directors also receive perquisites and other personal benefits in addition to the compensation above during the period stated, including the personal use of the Company’s condominium.  The aggregate amount of these perquisites and other personal benefits for each individual director, however, did not exceed $10,000 and, therefore, have been omitted as permitted by the rules of the SEC.

BOARD OF DIRECTORS MEETINGS, BOARD COMMITTEES
AND CORPORATE GOVERNANCE MATTERS

Board Meetings, Independence, Ethics and Other Matters

The Board of Directors of Heritage Financial Group, Inc. generally meets on a monthly basis, holding additional special meetings as needed.  During 2014, the Board of Directors of Heritage Financial Group, Inc. held 14 regular meetings and 14 special meetings.  No director of Heritage Financial Group, Inc. attended fewer than 75% of the Board meetings held during 2014.  The Company’s policy is for all directors to attend its annual meetings of stockholders.  All of our directors attended the 2014 Annual Meeting of Stockholders.

The Board has determined that five of its seven directors, Messrs. Lehr, Burger, McGinley, Stanley and Land, qualify as “independent directors” under the NASDAQ listing standards and the rules and regulations promulgated by the SEC.  The Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director.  In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and its management.

The Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all directors, officers and employees.  The Code addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations.  In addition, the Code is designed to deter wrongdoing and to promote honest and ethical conduct, full and accurate disclosure, compliance with all applicable laws, rules and regulations, prompt internal reporting of violations of the

Code and accountability for adherence to the Code.  You may obtain a copy of the Code free of charge by writing to the Corporate Secretary of the Company, 721 North Westover Boulevard, Albany, Georgia 31707 or by calling (229) 878-2055.  In addition, the Code is available on our website at www.eheritagebank.com under “Investors - Governance Documents.”

Stockholders may communicate directly with the Board of Directors by sending written communications to Joseph C. Burger, Jr., Independent Director, Heritage Financial Group, Inc., 721 North Westover Boulevard, Albany, Georgia 31707.  All written communications will be compiled by Mr. Burger and promptly submitted to the individual director(s) being addressed, or in all other cases, the Chairman of the Board.

Board Leadership Structure and Risk Oversight

Leadership Structure.  The Board believes that our leadership structure, with separate persons serving as our Chairman of the Board and Chief Executive Officer, is in the best interests of our stockholders at this time.  Our Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership of our management and employees.  Our Chairman is responsible for providing guidance to our Chief Executive Officer and presides over meetings of the Board of Directors.  We believe that the role of a separate Chairman also enhances the independent oversight of the management of the Company and ensures that our Board is fully engaged with the Company’s strategy and how it is being implemented.  Moreover, the separation of these positions allows Mr. Dorminey to better focus on his primary responsibilities of overseeing the implementation of the Company’s strategic plans and daily operations.

Role in Risk Oversight.  Risk is inherent with the operation of every financial institution, and how well an institution manages risk determines its success.  We face a number of risks, including, but not limited to, credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, loss-share compliance risk and reputation risk.  Management is responsible for the day-to-day management of the risks the Company faces, while the Board has ultimate responsibility for the oversight of risk management.  The Board believes that risk management, including setting appropriate risk limits and monitoring mechanisms, is an integral component of and cannot be separated from strategic planning, annual operating planning, and daily management of the Company.  Consequently, the Board reviews and monitors risks while overseeing and assessing the Company’s various business units.  Consistent with this approach as well as based on the belief that certain risks require an oversight focus that a Board committee can better provide, the Board integrated the oversight of risk areas with certain committees, including the Audit Committee and Compensation Committee of the Company and the Risk Management Committee of the Bank.

Risks related to internal controls, financial reporting and compliance are overseen by the Audit Committee.  The Compensation Committee oversees risks related to compensation and incentive plans.  The Risk Management Committee of the Bank works with management toward optimizing the risk/return profile of the Bank’s loan portfolio, setting appropriate credit risk limits and policies, and assisting the Board with credit risk oversight.  In addition, it oversees all other material risks, including interest rate risk, liquidity and capital adequacy.  Separately, the Bank has established a Loss-share Oversight Committee comprised of senior managers and two Board members to monitor the accounting and credit processes of the Bank to ensure compliance with the Purchase and Assumption agreements with the FDIC.  These committees regularly provide reports of their activities and recommendations to the full Board.  In support of those activities, members of senior management regularly attend Board Committee meetings and meetings of the Board to report on the primary areas of risk facing the Company and to respond to any questions or concerns raised by the directors.

Board Committees

The Board of Directors of Heritage Financial Group, Inc. has established a number of committees that are responsible for different aspects of its operations.  During the year ended December 31, 2014, no director of Heritage Financial Group, Inc. attended fewer than 75% of the total meetings of the committees on which the board member served during this period.

The Board of Directors of Heritage Financial Group, Inc. has standing Audit, Compensation, and Nominating Committees and has adopted written charters for each of those committees.  You may obtain a copy of these charters free of charge by writing to: Secretary, Heritage Financial Group, Inc., 721 North Westover Boulevard, Albany, Georgia 31707, by calling (229) 878-2055, or by visiting our website at www.eheritagebank.com under “Investors - Governance Documents.”

Audit Committee.  The Audit Committee is composed of Messrs. Burger (chair), Land and McGinley, each of whom are “independent” within the meaning of the NASDAQ listing standards and the rules and regulations promulgated by the SEC.  In addition to being independent directors, each member of the Audit Committee meets the heightened independence standards and other criteria required of audit committee members by NASDAQ Listing Rule 5605(c)(2).    The Board of Directors has determined that Mr. Burger is an “audit committee financial expert” as that term is defined by the SEC.  The Audit Committee, along with Bank Directors J. Edward Cassity and Miles V. Espy, Sr., also serves as the audit committee of the Bank.  In 2014, the Audit Committee met eleven times. The Audit Committee is scheduled to meet at least quarterly and on an as-needed basis.  The Audit Committee hires our independent registered public accounting firm and reviews the audit report prepared by the independent registered public accounting firm.  In addition, the functions of the Audit Committee include: (1) reviewing significant financial information, including all quarterly reports and press releases containing financial information for the purpose of giving added assurance that the information is accurate and timely and that it includes all appropriate financial statement disclosures; (2) ascertaining the existence of effective accounting and internal control systems; (3) reviewing the results of our internal compliance evaluations of the Company and the Bank; and (4) overseeing the entire audit function, both internal and external, including reviewing all reports received from the independent auditor.

Compensation Committee.  The Compensation Committee is composed of Messrs. Lehr (chair), Burger and McGinley, each of whom are “independent” within the meaning of the NASDAQ listing standards and the rules and regulations promulgated by the SEC.  In 2014, the Compensation Committee met five times.  The Compensation Committee discharges the Board of Directors’ responsibilities relating to the compensation of the Company’s executive officers and other key management personnel, and makes recommendations to the Board regarding director compensation.  The Compensation Committee administers the Company’s equity incentive plans.  The Compensation Committee reviews all compensation policies and issues and determines the compensation and benefit levels for all officers and employees, based on recommendations by Mr. Dorminey for all persons excluding him.  This Committee also acts as the compensation committee for the Bank.  The functions of the Compensation Committee under its charter include the following responsibilities: (1) review the Company’s compensation plans in light of the Company’s goals and objectives with respect to such plans, and, if the Committee deems appropriate, adopt or recommend to the Board the adoption of new incentive-compensation plans, equity-based plans, other compensation plans or amendments to existing plans; (2) oversee the evaluation of management of the Company, including the Chief Executive Officer and other executive officers, and establish compensation for these officers; (3) review and approve corporate goals and objectives relevant to management’s compensation; and (4) determine and approve compensation levels based on these reviews and on a number of factors, including but not limited the Company’s financial performance, relative stockholder return and the value of similar incentive awards available to management of similar companies.  The Compensation Committee is authorized to engage outside compensation consultants, but did not do so in 2014.

Nominating Committee.  The Nominating Committee is composed of Messrs. McGinley (chair), Stanley and Land,  each of whom are “independent” within the meaning of the NASDAQ listing standards and the rules and regulations promulgated by the SEC.  In 2014, the Nominating Committee met two times.  It is responsible for the annual selection of management’s nominees for election of directors and officers.  Final approval of director nominees is determined by the full Board, based on the recommendations of the Nominating Committee.  The nominees for election at the Annual Meeting identified in this Proxy Statement were recommended to the Board by the Nominating Committee.  The functions of the Nominating Committee under its charter include the following responsibilities: (1) recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board; (2) recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Company’s charter and bylaws relating to the nomination or appointment of directors, based on the following criteria, which are viewed collectively without assignment of a specific weight to any given criterion: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments

(including charitable organizations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Company’s communities and shared values, as well as overall experience in the context of the needs of the Board as a whole; (3) review nominations submitted by stockholders addressed to the Company’s Secretary in compliance with the Company’s charter and bylaws using the same criteria as all other nominations; (4) annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary; and (5) perform any other duties or responsibilities expressly delegated to the Committee by the Board.  The Nominating Committee does not have a specific policy regarding any particular aspect of diversity in the selection of director nominees. However, the Nominating Committee takes an expansive view of the diversity of the Board and considers diversity in personal background, race, gender, age and nationality, as a whole, in considering individual candidates.

Pursuant to the Company’s bylaws, nominations for directors by stockholders must be made in writing and delivered to the Secretary of the Company no earlier than 120 days prior to the meeting date and no later than 90 days prior to the meeting date. If, however, less than 100 days’ notice of the date of the meeting is given or made to stockholders by public notice or mail, nominations must be received by the Company not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was first made. In addition to meeting the applicable deadline, nominations must be accompanied by certain information specified in the Company’s bylaws.    A stockholder’s written notice of a director nomination must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 or any successor rule or regulation; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on the ‘Company’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 or any successor rule or regulation.   Such stockholder notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.  No person shall be eligible for election as a director of the Company unless nominated in accordance with these requirements.  The officer of the Company or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer or employee of the Company or the Bank.  None of our executive officers has served on the board of directors or the compensation committee of any other entity that has an executive officer serving on the Company’s Board of Directors or on the Company’s Compensation Committee of the Company’s Board of Directors.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement and, based on such review and discussion, the Compensation Committee has recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.  This report is furnished by the Compensation Committee of the Company’s Board of Directors:

Antone D. Lehr (Chairman)

Joseph C. Burger, Jr.

Douglas J. McGinley

AUDIT COMMITTEE REPORT

This Audit Committee Report shall not be deemed to be soliciting material or to be incorporated by reference into or filed in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, if this Proxy Statement is incorporated by reference into any such filing, unless Heritage Financial Group, Inc. specifically incorporates this Report therein.

Management is responsible for the Company’s internal controls, financial reporting process and compliance with applicable laws and regulations.  Mauldin & Jenkins, LLC, our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and the effectiveness of internal controls over financial reporting as specified by the Sarbanes-Oxley Act of 2002.  As the members of the Audit Committee, it is our responsibility to monitor and oversee these processes.  The Audit Committee reviewed and discussed the 2014 audited financial statements with management.

The Audit Committee of Heritage Financial Group, Inc. reviewed the services performed by our independent registered public accounting firm, Mauldin & Jenkins, LLC and oversaw and discussed the policies and procedures for the engagement of that firm and the overall scope and plans for the annual audit.  The Audit Committee also discussed with Mauldin & Jenkins, LLC the results of the 2014 audit, the evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.  The Audit Committee reviewed with Mauldin & Jenkins, LLC the fees paid to the firm.

The Audit Committee also reviewed and discussed with Mauldin & Jenkins, LLC the independence of the firm from the Company, including the matters required to be discussed by the Statement on Auditing Standards No. 16 (Communication with Audit Committee), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T,  and the written disclosures.  In addition, the Audit Committee received the written disclosures and the letter from Mauldin & Jenkins, LLC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.

In fulfilling our oversight responsibility of reviewing the services performed by the Company’s independent registered public accounting firm, we carefully reviewed the policies and procedures for the engagement of the independent registered public accounting firm by the Audit Committee.  We met with the internal auditors and independent registered public accounting firm, both with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Heritage Financial Group, Inc.’s Chief Executive Officer and Chief Financial Officer also reviewed with the Audit Committee the certifications that each of these officers filed with the SEC pursuant to the requirements of Sections 302 and 906 of the Sarbanes‑Oxley Act of 2002.  Management also reviewed with the Audit Committee the policies and procedures it has adopted to ensure the accuracy of these certifications.  The Audit Committee has reviewed and discussed with management the Company’s fiscal year 2014 audited consolidated financial statements.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the fiscal year 2014 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

This report is furnished by the Audit Committee of the Company’s Board of Directors:

Joseph C. Burger, Jr. (Chairman)

J. Keith Land

Douglas J. McGinley

Executive Officers and transactions with management

Executive Officers of the Company Who Are Not Directors

T. Heath Fountain.  Mr. Fountain, age 39, has served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer since February 2011.  He oversees all back office support functions, including loan, and deposit operations, information technology, accounting, human resources, marketing and reporting.  Along with Mr. Durland, he oversees the mortgage banking activities of the Company.  He had served as Senior Vice President and Chief Financial Officer from 2007 to 2011.  Mr. Fountain joined the Company in 2003 as an investment advisor with the Bank and moved into the accounting area of the Company in 2006.  In 2006, he was appointed Controller and Director of Investor Relations.  From 2000 to 2003, Mr. Fountain was an investment advisor with Synovus.  From 1997 to 2000, he was an auditor with Mauldin & Jenkins, LLC.  Mr. Fountain is a graduate of the University of Georgia, holding a degree in accounting and is a Certified Public Accountant.

O. Mitchell Smith, Jr.  Mr. Smith, age 61, has served as Executive Vice President and Chief Credit Officer since 2005.  His responsibilities include credit administration, loan policy, loan review and special assets.  From 2003 to 2005, Mr. Smith was Director of Credit Administration and Senior Vice President at ABC Bancorp, Moultrie, Georgia.  Mr. Smith has held a number of management positions with banks such as Citizens and Southern National Bank and other southeastern banks.  Mr. Smith is a graduate of Valdosta State College.

David A. Durland.  Mr. Durland, age 54, has served as Executive Vice President and Chief Banking Officer since February 2011.  He oversees sales and client relationship functions, managing and working directly with market presidents and the managers of each of the Bank’s primary lines of business, including mortgage and investment services.  He also served as President of the Bank’s Valdosta Region from July 2010 to February 2011.  Prior to that, he served as CEO of First State Bank and Trust in Valdosta, Georgia, an affiliate of Synovus, since January 2000.  In that position he managed all aspects of that commercial bank with over $575 million in assets and the number one deposit market share in Valdosta, Georgia.  Mr. Durland is a graduate of Georgia Southwestern College, holding a bachelor’s degree in business administration.

Brian D. Schmitt.  Mr. Schmitt, age 53, joined the Company in October 2014 as Executive Vice President, Atlanta Market CEO and Director of Mergers & Acquisitions.  Immediately prior to joining Heritage, he was an independent consultant to financial institutions.  From 2006 to 2013, he served as President and CEO of The PrivateBank and Trust Company’s Georgia division, where he oversaw all operations of the $350 million bank division.  Before joining The PrivateBank and Trust Company, he was President and CEO of the Piedmont Bank of Georgia from 2001 until the bank was acquired by The PrivateBank and Trust Company in 2001.  He has also served as a Senior Vice President of Branch Bank and Trust Company, Executive Vice President of Premier Bank and Vice President of Prime Bank, all based in Atlanta, Georgia.

Business Relationships and Transactions with Executive Officers, Directors and Related Persons

Like many financial institutions, the Bank has followed a policy of granting loans to our officers, directors and employees, which fully complies with applicable federal and state regulations.  Directors and executive officers may receive consumer loans at rates and terms available to all employees of the Bank, which rates may be preferential to those available to persons not related to the Bank.  Otherwise, all loans to directors and executive officers are made in the ordinary course of business and are made on substantially the same terms and conditions as those prevailing at the time for comparable loans to persons not related to the lender and in accordance with our underwriting guidelines.  In the opinion of management, these loans do not involve more than the normal risk of collectability or present other unfavorable features.  At December 31, 2014, loans to directors and executive officers of the Company totaled $456,000, and no individual director or executive officer had more than $120,000 in loans with rates preferential to those available to the general public.

Compensation Discussion and Analysis

The following is an overview and analysis of our compensation program, our objectives in establishing the short-term cash incentives, long-term equity incentives and retirement components of our compensation program, the material compensation decisions we have made under this program and the material factors we considered in making these decisions.  Following this Compensation Discussion and Analysis, there are a series of tables containing specific compensation awarded, earned or paid in 2014 to the following named executive officers:  O. Leonard Dorminey, President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank; T. Heath Fountain, Executive Vice President, Chief Financial Officer and Chief Administrative Officer of the Company and the Bank; Carol W. Slappey, Executive Vice President of the Company, Albany Market President and Chief Retail Officer of the Bank; O. Mitchell Smith, Executive Vice President and Chief Credit Officer of the Company and the Bank; and David A. Durland, Executive Vice President and Chief Banking Officer of the Company and the Bank.  Pursuant to SEC rules, our named executive officers include our principal executive officer, our principal financial officer, plus our three most highly-compensated executive officers other than our principal executive officer and principal financial officer.

Overview.  The Company’s executive compensation program and policies are administered by the Compensation Committee of Heritage’s Board of Directors.  See “Board of Directors Meetings, Board Committees and Corporate Governance Matters – Board Committees - Compensation Committee.”

The Compensation Committee has full responsibility and discretion to evaluate and compensate our executive officers within the parameters of our compensation principles and philosophy.  It oversees or administers all components of our compensation program.  The Compensation Committee members are the only persons who set Mr. Dorminey’s compensation, and they review Mr. Dorminey’s performance on an ongoing basis.  Though the overall responsibility for setting compensation belongs to the Compensation Committee, Mr. Dorminey assists the Compensation Committee in establishing types and levels of compensation for all remaining employees and officers.  Mr. Dorminey reviews the performance of the other executive officers and provides the Compensation Committee with compensation recommendations based on those reviews.  Our Director of Human Resources advises the Compensation Committee on various benefit plans and programs made available to all employees, including the named executive officers.

Philosophy and Objectives of Compensation Programs.  The Compensation Committee has established a broad-based compensation program to enable the Company and the Bank to attract, motivate and retain talented and dedicated executives, orient their executives toward the achievement of business goals and link the compensation of its executives to the Company’s success.  The Compensation Committee seeks to establish compensation levels that attract highly effective executives who work well as a team.  Our compensation philosophy is based on established principles for all pay practices and aligns with our corporate values, which are to conduct our business with character, compassion, class and competition.  These values are reflected in the Company’s compensation programs by ensuring competitive and fair practices.  A primary focus of our compensation program is to compensate actual performance, using realistic incentive thresholds.  The overriding principles in setting types and amounts of compensation are:

•	Merit/Performance Based – Individual compensation is linked to the successful achievement of performance objectives.
•	Market Competition – Total compensation attracts, retains and motivates our top performers at a competitive level in our market.
•

Stockholder Balance – Compensation components that align the interests of key management, especially the named executive officers, with those of stockholders in furtherance of the goal of increasing stockholder value.

In setting executive compensation and benefits in line with this philosophy, the Compensation Committee has established a full compensation package that includes base salary, annual incentive bonus compensation, equity compensation, benefits and perquisites.  The Compensation Committee uses quantitative and qualitative factors in setting the types and amounts of these compensation components granted to each named executive officer and other employees.  Our compensation programs seek to reach an appropriate balance between base salary (to provide competitive fixed compensation) and significant incentive opportunities in performance-based cash bonuses (to provide short-term rewards for meeting performance goals) and equity compensation (to provide long-term rewards based on the Company’s performance and to align executives’ interests with the interests of stockholders).  These programs are established to coordinate pay to executive officers with the Company’s long-term goals, to maintain an appropriate balance between short- and long-term goals and incentives and to align appropriate risk-taking with compensation incentives.

As a federally regulated financial institution holding company, the Company is required to have sound incentive compensation practices that do not encourage imprudent risk-taking by employees and that are consistent with safety and soundness guidelines.  This requires incentives that appropriately balance risk and reward by not encouraging short-term profits at the expense of short- or long-term excessive risk or loss to the Company, especially without any negative impact on the compensation of the employees who received incentives for the short-term profits.  In addition, the Company is required to integrate its incentive compensation practices with effective internal controls and risk management.  The incentive compensation practices should also be supported by strong corporate governance with active and effective oversight by the Compensation Committee and the Board.

The Company provides the opportunity for certain executive and senior officers to be protected under employment agreements with severance and change in control provisions.  These agreements assist the Company in attracting and retaining qualified officers.  See “– Employment Agreements” and “Executive Compensation - Potential Payments Upon Termination or Change in Control.”

Base Salary.  Base salary is established for each executive to reflect the potential contribution of the executive to the achievement of the Company’s and the Bank’s business objectives and to be competitive with base salaries paid by other institutions.  The level of each executive officer’s base salary is designed to reward performance for carrying out the required day-to-day activities and responsibilities of each officer’s position.  The Compensation Committee utilizes outside resources to ascertain appropriate base salaries for our officers and other employees, primarily peer compensation information provided from various industry resources.  The Compensation Committee also is cognizant of the salaries paid by other non-financial institution companies in the Bank’s market area with which it believes the Bank competes for executives.  We increase base salaries based upon competitive market needs, our past and expected financial performance and the individual executive’s performance.  Base salary is a large element of the compensation program because it fairly compensates individuals for fulfilling their daily responsibilities and obligations.  Our named executive officers received the following base salary increases for 2014: Mr. Dorminey, 3%, Mr. Fountain, 3%, Mrs. Slappey, 3%, Mr. Smith, 3% and Mr. Durland, 3%.

Annual Cash Bonus Compensation.  The Compensation Committee may reward the named executive officers with a discretionary cash bonus based on its review of the Company’s performance during each fiscal year.  There is no specific measurement to be met for the award of bonuses, and the Committee can determine not to award any bonuses at all.  The Compensation Committee believes it is often appropriate to award bonuses to the named executive officers if the Company achieves performance objectives established each year in our strategic plan in order to reward them for performance beyond that for which they earn their salary.  The designated areas of Company performance reviewed by the Committee when considering the payment of annual bonuses are successful negotiations and bids on acquisitions, internal growth,  profit, productivity, and the integration of acquisitions, all of which are balanced to build stockholder value.  If the Company’s performance in these designated areas meets or exceeds the designated thresholds, the Compensation Committee may provide for discretionary cash bonuses.  Based on the considerations described above, the Compensation Committee awarded a cash bonus for 2014 to each of the named executive officers, as reflected in the “Bonus” column of the Summary Compensation table.

Equity Compensation.  The Company has utilized equity compensation in the form of stock options, restricted stock and an ESOP to align the interests of its named executive officers with the interests of stockholders and to reward those individuals’ contributions to its franchise value over time.

During 2011, the Company implemented the 2011 Equity Incentive Plan, which was approved by our stockholders at the 2011 Annual Meeting, for the benefit of selected directors, officers and employees.  During

2011, the named executive officers were granted restricted stock with tandem share units and stock options with tandem stock appreciation rights under this plan.  These awards provide for delayed five-year vesting beginning one year after the date of grant as an incentive for continued service; however, accelerated vesting may occur under certain circumstances, including a change in control of the Company or the death or disability of the participant.  As of December 31, 2014, there were 26,684 shares available for stock option share awards and 12,843 available for restricted stock awards under the Plan.   In 2014, the Company granted restricted stock to each of Messrs. Fountain, Smith and Durland, which vest in five equal annual installments commencing on the first anniversary of the date of grant.

The Company has had an ESOP since June 2005.  The ESOP purchased shares of the Company’s stock with a loan from the Company.  At December 31, 2014, the ESOP owned 625,623 shares of common stock, of which 346,388 have been allocated to eligible employees, and the ESOP owed $3.0 million to the Company for the purchase of those shares.  All employees, including named executive officers, with at least 1,000 service hours in a 12-month period are eligible to participate in the plan.  The ESOP loan is repaid principally by Bank contributions to the plan over the life of the loans.  As the borrowings are paid down, shares are allocated to eligible employees based on a ratio of each participant’s compensation to total compensation.  ESOP account balances vest after five years of service or upon a change in control, if earlier.

Retirement Benefits.  The Company provides certain retirement benefits to all employees and others to executives to enable them to maintain a quality standard of living in retirement.  These benefits are intended to help us attract and retain highly effective executives and other employees.  The Company has a pension plan, 401(k) plan and non-qualified deferred compensation plans for executives, all to ensure its employees have adequate income levels after employment.

The Company sponsors a defined benefit pension plan that provides pension benefits for eligible employees, which does not include new hires after 2008.  This plan includes all our named executive officers, with the exception of Mr. Durland.  These eligible employees participate on a noncontributing basis, assuming they meet certain age and length-of-service requirements.  The pension plan provides for pension benefits when a participant reaches age 65 equal to a percentage of the participant’s final average salary, subject to applicable regulatory limits.  The applicable percentage is based on the individual’s years of credited service, up to 15 years, and allows for payment of up to 50% of the individual’s final average salary, subject to regulatory limits.  This benefit fully vests after seven years of service. For additional information regarding this plan, see “Executive Compensation – Pension Benefits.”

The Company offers participation in the Bank’s 401(k) plan to employees who have attained age 21.  Participants may make salary reduction contributions to the 401(k) plan up to the maximum permitted by federal regulation.  The Company matches 50% of the employee’s 401(k) deferral up to 4% of salary.  These matching contributions vest 20% per year over a five-year period from date of hire or immediately upon retirement at age 59-1/2 or older.

These two tax qualified plans are funded by the Company to provide retirement income for non-executive employees at normal retirement age.

Because tax-qualified plans limit funding for certain highly compensated employees such that they do not provide the executives with 60% to 70% of pre-retirement income, the Company maintains a non-qualified executive deferral and excess/matching contribution program, or deferred compensation plan, for certain senior executives who dedicate their careers to the Company, including Mr. Dorminey and Mrs. Slappey, which allows them to defer a portion of their income into a non-qualified deferral program to supplement retirement earnings from the tax-qualified plans.  Pursuant to the deferred compensation plan, Mr. Dorminey and Mrs. Slappey may defer a portion of their annual base salary and annual bonus.  The Company pays a matching contribution of up to 8% of each participant’s base salary (less any match under the 401(k) plan) and an amount equal to amounts the Company is unable to pay a participant under the tax-qualified plans because of federal tax law limits.  It also makes an excess contribution equal to amounts not contributed to qualified ERISA plans due to limits resulting from the executive’s high compensation level.  Interest is credited to each participant’s account on a quarterly basis at the U.S. Government rate on 10-year Treasury notes at the prior-quarter end, which rate is not at above-market levels.

Pursuant to the plan, upon a participant’s termination of employment, the participant will receive payment of his or her account balance in sixty monthly installments or, in the event of the participant’s disability, in a single lump sum. Mr. Dorminey and Mrs. Slappey participate in this program, which enables them to supplement their retirement income under our tax-qualified plans to provide them with approximately 10% of their salary at retirement as retirement income, if and to the extent they participate in the program.  For additional information regarding this plan, see “Executive Compensation - Non-Qualified Deferred Compensation” and “Potential Payments Upon Termination or Change in Control.”

In July 2012, we cancelled our non-qualified supplemental executive retirement plan (“SERP”) for key employees, including certain named executive officers.  The SERP was an unfunded, non-contributory defined benefit plan by which the Company paid supplemental pension benefits to certain key employees upon retirement.  The amount of the benefit was based on a formula that takes into account the participant’s past and future earnings and years of service.  Mr. Dorminey and Mrs. Slappey were covered under this plan.  The deferred compensation program and SERP were designed to provide career executive officer retirees, in conjunction with Social Security, tax qualified retirement plans and the ESOP, with approximately 70% of their pre-retirement income.  Mr. Dorminey and Mrs. Slappey were fully vested under this plan at the time of its termination in July 2012, and in July 2013, the balances occurred in connection with the plan were paid out in lump sum payments of $986,068 to each of Mr. Dorminey and Mrs. Slappey.

Other Benefit Plans.  The Company provides certain officers, including the named executive officers, with long-term care insurance.  It also provides those same individuals with life insurance of two times each person’s salary with a maximum benefit of $500,000 to be paid to beneficiaries designated by the officer.

The Company provides health and welfare benefits to all employees, including the named executive officers, to provide them an opportunity to have access to health care and a quality standard of living if their health deteriorates.  These benefits, which are commensurate with that available in the Bank’s market area, include comprehensive medical and dental coverage, life insurance, and short- and long-term disability insurance.

Perquisites.  The Company provides perquisites designed to enhance its success.  Executive officer education is provided at industry conferences, seminars and schools, sometimes with spousal travel expenses.  Dues to country clubs, social clubs and service organizations and business development payments for executive officers are paid to encourage community involvement and build business relationships.  Messrs. Dorminey, Fountain, Durland and Mrs. Slappey were provided with company cars during most of 2014, and the value of their personal use of the car is included in their taxable income.  In December 2014, the Company amended its vehicle policy such that executives were no longer offered company owned vehicles.  Concurrent with this change in policy, the Company transferred ownership of these vehicles to the executive officers, and the fair value of those was included in income for each executive officer.  Executives also have access to the Company’s Santa Rosa, Florida condominium for personal and business use.

Employment Agreements.  Each of our named executive officers has an employment agreement with the Company and/or the Bank.  These agreements provide for special payments to these executives in the case of a change in control of the Company or a termination of the executive for other than cause (as defined in the agreements).  These agreements are designed to protect the Company and are common for executives of publicly traded financial companies.  The Company believes these agreements are important in order to attract and retain qualified executive management.  Certain of these plans provide for accelerated payments or other benefits upon a change in control or an involuntary termination of the executive for other than cause.

Mr. Dorminey and Mrs. Slappey have employment agreements with the Bank, each of which provides for a five-year term that is extended on a daily basis.  Under these agreements, the current salary levels are $417,150 and $242,050, respectively, and are subject to increase based on annual reviews.  The agreements also provide for equitable participation by the executives in all executive and employee benefit plans and programs, as well as certain severance benefits.  If Mr. Dorminey’s employment is terminated by the Bank without “cause” (as defined in the employment agreement) or, prior to a change in control, by Mr. Dorminey for “good reason” (as defined in the employment agreement), then he will continue to receive his then-current salary, bonus and employee benefits for five years, the remaining term of the agreement.  If Mr. Dorminey terminates his employment with the Bank for good reason within 24 months following a change in control, then he will continue to be paid his then-current salary, bonus and employee benefits for five years, the remaining term of the agreement, plus salary, employee benefits and an annual bonus amount of 40% of salary for an additional three years.  If Mr. Dorminey terminates employment without good reason, the Bank must continue to pay his annual salary, bonus and benefits in effect at the time of the termination for two years. Mr. Dorminey also has a three-year employment agreement with the Company, with three-year renewals on the anniversary date, if the contract has not been terminated.  Under that agreement, the Company agrees to pay its appropriate portion of the payments and benefits due under his Bank employment agreement.

If Mrs. Slappey’s employment is terminated by the Bank without cause,  then she will continue to be paid her then-current salary, bonus and employee benefits for five years, the remaining term of the agreement.  If Mrs. Slappey terminates her employment with the Bank for good reason following a change in control, then she will continue to be paid her then-current salary, bonus and employee benefits for five years, the remaining term of the agreement, plus salary, employee benefits and an annual bonus amount of 40% of salary for an additional three years.

Mr. Dorminey’s and Mrs. Slappey’s employment agreements include a “gross-up” provision pursuant to which Mr. Dorminey and Mrs. Slappey would be provided additional payments in the event any payments or benefits provided for in the agreement are subject to an excise tax penalty under the Internal Revenue Code.  The Company or the acquirer would not be able to deduct as an expense any payments under this excise tax provision.  The purpose of this gross-up provision is to provide each officer, on an after-tax basis, with 100% of any penalty tax paid on the change-in-control payments or benefits and 100% of any penalty tax payable as a result of the gross-up payment.  In addition, in instances of a constructive termination, any remaining unvested stock options and unvested restricted stock immediately vest.

To receive the above-described benefits, the executive must not violate non-competition and customer non-solicitation covenants during the term of the continued compensation coverage.

The officers are also subject to a two year confidentiality provision.  For additional information regarding these payments and benefits, see “Executive Compensation - Potential Payments Upon Termination or Change in Control.”

In July 2010, the Bank entered into employment agreements with Messrs. Fountain and Smith.  These agreements had two-year initial terms, with one-year extensions on the first anniversary of the effective date and on each anniversary thereafter, subject to certain notice and review provisions.  Under these agreements, the current salary levels are $226,600 for Mr. Fountain and $180,250 for Mr. Smith and are subject to increase based on annual reviews.  Under the agreements the Bank may terminate Mr. Fountain’s or Mr. Smith’s employment without cause upon 120 days written notice and either officer may terminate his employment for “good reason” (as defined in the employment agreement) within 24 months following a change in control (as defined in the employment agreement).  In either instance, the Bank would be obligated to continue to pay the officer his annual salary and benefits at the time of the termination for two years and, at the end of each calendar year during that two-year period, an amount equal to the average annual discretionary bonus, as a percentage of total annual compensation, that the employee received during the three calendar years prior to his termination.  To receive these continued benefits, the officer must not violate a one-year non-competition covenant, a two-year non-solicitation of employees covenant or, in the case of Mr. Smith, a one-year non-solicitation of customers covenant.  Each officer also is subject to a two-year confidentiality provision.  For additional information regarding these payments and benefits, see “Executive Compensation - Potential Payments Upon Termination or Change in Control.”

In April 2011, the Bank entered into a new employment agreement with Mr. Durland.  This agreement has a two-year initial term, with one-year extensions on the first anniversary of the effective date and on each anniversary thereafter, subject to certain notice and review provisions.  Under this agreement, the current salary level is $252,350 and is subject to increase based on annual reviews.  Under the agreement, the Bank may terminate Mr. Durland’s employment without cause upon 120 days written notice and he may terminate his employment for “good reason” (as defined in the employment agreement) within 12 months following a change in control (as defined in the employment agreement).  In either instance, the Bank would be obligated to continue to pay the officer his annual salary at the time of the termination for one year and, at the end of that calendar year, an amount equal to the average annual discretionary bonus that he received during the term of his employment with the Bank.  To receive these continued benefits, Mr. Durland must not violate a one-year non-competition covenant, a one year non-solicitation of customers covenant or a two year non-solicitation of employees covenant.  Mr. Durland also is subject to a two-year confidentiality provision.  For additional information regarding these payments and benefits, see “Executive Compensation - Potential Payments Upon Termination or Change in Control.”

The Company has also entered into various employment agreements with other senior officers of the Bank not named in the Proxy Statement to better protect the Company. The employment agreements vary based on the senior officer’s position.

Tax Considerations.  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1 million paid to certain highly compensated executive officers of publicly held corporations.  Qualifying performance-based compensation is not subject to the deduction limitation if certain requirements are met.  The Compensation Committee reviews and considers the potential consequences of Section 162(m) to the Company.  The Company reserves the right to use its judgment to authorize compensation to any employee that does not comply with the Section 162(m) exemptions for compensation it believes is appropriate.

Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual’s base amount are deemed to be “excess parachute payments” if they are conditioned upon a change in control.  Individuals receiving parachute payments in excess of three times their base amount are subject to a 20% excise tax on the amount of the excess payments.  If excess parachute payments are made, the Company and the Bank would not be entitled to deduct the amount of the excess payments.

EXECUTIVE COMPENSATION

The following tables and accompanying text and footnotes sets forth a summary of compensation paid by the Company and the Bank to the named executive officers, including amounts deferred to future periods, retirement benefits and potential payments in instances of involuntary termination or a change in control.

This table summarizes certain compensation paid to the named executive officers for the years ended December 31, 2014, 2013 and 2012.  The Company does not provide any above-market rate earnings on balances in the deferred compensation plan.  These executive officers received perquisites and other personal benefits during 2014 in addition to the compensation noted below; however, no individual received $10,000 or more of additional perquisites and other personal benefits.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2)	All Other Compensation	Total

O. Leonard Dorminey Chief Executive Officer and President of the Company and Chief Executive Officer of the Bank	2014	$ 405,000	$ 140,000	---	---	$ 248,302	$120,980(3)	$ 914,282
	2013	371,000	129,850	---	---	125,607	97,488	723,945
	2012	350,000	122,501	---	---	306,427	61,461	840,403
T. Heath Fountain Executive Vice President, Chief Financial Officer and Chief Administrative Officer of the Company and the Bank	2014	$ 220,000	$ 90,000	$ 32,544	---	112,452	$57,188(4)	$ 512,184
	2013	185,000	74,200	---	---	---	47,420	306,620
	2012	163,345	41,252	21,216	---	86,723	27,120	339,655
Carol W. Slappey Executive Vice President of the Company and Albany Market President and Chief Administration Officer of the Bank	2014	$ 235,000	$ 75,000	---	---	192,926	$54,434(5)	$ 557,360
	2013	227,000	74,200	---	---	---	72,227	373,428
	2012	220,000	55,000	---	---	324,670	39,008	638,688
O. Mitchell Smith Executive Vice President and Chief Credit Officer of the Company and the Bank	2014	$ 175,000	$ 75,000	$ 20,340	---	$ 258,714	$40,078(6)	$ 569,132
	2013	168,000	44,520	---	---	16,483	49,785	278,788
	2012	162,381	24,451	13,260	---	157,212	32,316	389,620
David A. Durland Executive Vice President and Chief Banking Officer of the Company and the Bank	2014	$ 245,000	$ 75,000	$ 20,340	---	---	$63,314(7)	$ 403,654
	2013	238,000	44,520	---	---	---	55,883	338,403
	2012	229,178	34,651	13,260	---	---	31,696	309,058

_________________________________

(1)

Reflects the aggregate grant date fair value of the 2014 and 2012 stock awards and options computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“FASB ASC Topic 718”).  The assumptions used in calculating the grant date fair value of the stock options are included in Note 3 to the Consolidated Financial Statements contained in our Annual Report to Stockholders and our 2014 Annual Report on Form 10-K filed on March 13, 2015

(2)	Represents the changes during the years shown in the table in the actuarial present value of the named executive officer’s accumulated benefit under our defined benefit pension plan.
(3)

Includes a $3,900 business development payment, a matching contribution of $5,200 in our 401(k) plan, $5,600 of dividends on restricted stock, $17,506 allocation under the ESOP plan, $5,921 in social club dues, $6,669 for long-term disability insurance, $3,675 for personal use of the Company’s condominium, $1,072 for personal use of the Company’s automobile, $1,000 in car allowance, $38,000 for the transfer of ownership of the company automobile, $27,203 for a deferred compensation plan matching contribution and $5,234 in premiums for life insurance and long-term care insurance.

(4)

Includes a matching contribution of $5,200 in our 401(k) plan, $896 of dividends on restricted stock, $17,506 allocation under the ESOP plan, $4,124 in social club dues, $520 for long-term disability insurance, $3,850 for personal use of the Company’s condominium, $1,431 for personal use of the Company’s automobile, $1,000 in car allowance, $21,758 for the transfer of ownership of the company automobile and $903 in premiums for long-term care insurance and life insurance.

(5)

Includes a $3,900 business development payment, a matching contribution of $5,200 in our 401(k) plan, $2,800 of dividends on restricted stock, $17,506 allocation under the ESOP plan, $517 for long-term disability insurance, $3,150 for personal use of the Company’s condominium, $1,304 for personal use of the Company’s automobile, $1,000 in car allowance, $1,784 for the transfer of ownership of the company automobile,  $13,602 for a deferred compensation plan matching contribution and $3,671 in premiums for long-term care insurance and life insurance.

(6)

Includes a matching contribution of $4,103 in our 401(k) plan, $560 of dividends on restricted stock, $17,506 allocation under the ESOP plan, $4,184 in social club dues, $520 for long-term disability insurance, $9,250 in car allowance and $3,956 for long-term care insurance and life insurance.

(7)

Includes a matching contribution of $5,200 in our 401(k) plan, $560 of dividends on restricted stock, $17,506 allocation under the ESOP plan, $520 for long-term disability insurance, $4,781 for personal use of the Company’s automobile, $1,000 in car allowance, $25,900 for the transfer of ownership of the company automobile $3,190 in social club dues and $1,172 for life insurance.

2014 Grants of Plan-Based Awards

The following table sets forth the restricted stock and option awards granted to our named executive officers under the 2011 Equity Incentive Plan during the year ended December 31, 2014.

Name	Grant Date	All Other Stock Awards: Number of Shares or Units (#)	Grant Date Fair Value of Stock and Option Awards
O. Leonard Dorminey	-	-	-
T. Heath Fountain	4/01/2014	1,600	$32,544
Carol W. Slappey	-	-	-
O. Mitchell Smith	4/01/2014	1,000	$20,340
David A. Durland	4/01/2014	1,000	$20,340

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table sets forth the outstanding unexercised options and unvested restricted stock owned by our named executive officers as of December 31, 2014.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
	(#) Exercisable	(#) Unexercisable

O. Leonard Dorminey	33,399	---	$14.97	5/19/2016	---	---
	42,563	40,000(1)	$11.94	7/1/2021	16,000(1)	$414,400

T. Heath Fountain	---	8,000(1)	$11.94	7/1/2021	640(1)	$16,756
	---	---	---	---	960(2)	24,864
	---	---	---	---	1,600(3)	41,440

Carol W. Slappey	24,402	---	$14.97	5/19/2016	---	---
	17,438	20,000(1)	$11.94	7/1/2021	8,000(1)	$207,200

O. Mitchell Smith	---	5,000(1)	$11.94	7/1/2021	400(1)	$10,360
	---	---	---	---	600(2)	15,540
					1,000(3)	25,900

David A. Durland	2,500	5,000(1)	$11.94	7/1/2021	600(1)	$10,360
	---	---	---	---	800(2)	15,540
					1,000(3)	25,900

__________________________________

(1)These option and restricted stock awards began vesting in five equal annual installments on July 1, 2012.

(2)These restricted stock awards began vesting in five equal annual installments on October 1, 2013.

(3)These restricted stock awards begin vesting in five equal annual installments on April 1, 2015.

(4)The market value is based on the closing market price of $25.90 as of December 31, 2014.

2014 Option Exercises and Stock Vested

The following table sets forth information about vested restricted stock owned and exercised stock options by the named executive officers that occurred during the year ended December 31, 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value of Shares Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting

O. Leonard Dorminey	78,015(1)	$843,342(1)	8,000(2)	$158,800(2)
	17,437(4)	241,328(4)

T. Heath Fountain	13,821(1)	$149,405(1)	320(2)	$6,352(2)
	12,000(4)	166,080(4)	320(3)	$6,400(3)

Carol W. Slappey	33,399(1)	$361,043(1)	4,000(2)	$79,400(2)
	12,562(4)	173,858(4)

O. Mitchell Smith	13,822(1)	$149,416(1)	200(2)	$3,970(2)
	7,500(4)	103,800(4)	200(3)	$4,000(3)

David A. Durland	---	---	200(2)	$3,970(2)
			200(3)	$4,000(3)

__________________________________

(1)These stock options were exercised as Stock Appreciation Rights on December 29, 2014 at a price of $14.97 per share and were valued at $25.78 per share based on the closing market price on December 29, 2014.

(2)These stock awards vested on July 1, 2014 at a price of $19.85 per share based on the closing market price on July 1, 2014.

(3)These stock awards vested on October 1, 2014 at a price of $20.00 per share based on the closing market price on October 1, 2014.

(4) These options were exercised as Stock Appreciation Rights on December 29, 2014 at a price of $11.94 per share and were valued at $25.78 per share based on the closing market price on December 29, 2014.

Non-Qualified Deferred Compensation

The following table sets forth information about the non-qualified deferred compensation payable to two of our named executive officers through our non-qualified executive deferral and excess/matching contribution program during the year ended December 31, 2014.  For additional information regarding this plan, see “Compensation Discussion and Analysis – Retirement Benefits.”

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

O. Leonard Dorminey	$49,899	$27,203	$13,719	---	$616,548
T. Heath Fountain	-	-	-	-	-

Carol W. Slappey	$42,458	$13,602	$10,471	---	$464,266
O. Mitchell Smith	-	-	-	-	-
David A. Durland	-	-	-	-	-

__________________________________

(1)All amounts are also reported as compensation in the 2014 Summary Compensation Table under the “Salary” column.

(2)Amounts represent matching contributions made by the Company during 2014, which also are reported in the 2014 Summary Compensation Table under the “All Other Compensation” column.

(3)None of the amounts shown are reported as compensation in the 2014 Summary Compensation Table as none of these earnings constitute above-market rate earnings.

Pension Benefits

The following table sets forth information regarding benefits payable to the named executive officers under the defined benefit pension.  Information regarding the pension plan is provided by the SilverStone Group, who is the third party actuary for the plan.  For additional information regarding this plan, see “Compensation Discussion and Analysis – Retirement Benefits.”

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

O. Leonard Dorminey	Pension Plan	13	$1,534,999(2)	---

T. Heath Fountain	Pension Plan	11	$296,315(2)	---

Carol W. Slappey	Pension Plan	15(1)	$1,321,775(2)	---

O. Mitchell Smith	Pension Plan	9	$826,188(2)	---
David A. Durland	-	-	-	-

__________________________________

(1)This is the maximum amount of years of service allowed under the Pension Plan.

(2)This present value was calculated by SilverStone Group, assuming a retirement age of 65, a discount rate of 5.25% and mortality rates using the current IRS annuitant-distinct mortality table.

Potential Payments Upon Termination or Change in Control

As discussed above in the Compensation Discussion and Analysis, each named executive officer has an employment agreement that provides for payments to each officer in the event of an involuntary termination (generally a termination without cause or a constructive termination as defined in their employment agreements or the relevant benefit plan) of the individual, or a voluntary resignation, in the case of Mr. Dorminey, or a change in control of the Company or the Bank.  In addition, each officer may receive accelerated or increased benefits under certain compensation plans or programs, they are terminated or if the Company or the Bank undergoes a change in control.  None of the named executive officers receives any increased or accelerated benefits or payments if he or she is terminated for cause (as defined in the relevant employment agreement or benefit plan), though all vested payments and benefits as of the termination date are provided to the individual.

The following tables provide information regarding payments to be made and benefits to be granted to the named executive officers in the event of a change in control of the Company and/or the officer’s separation or “constructive termination” (as defined in the officer’s employment agreement)  from the Company.  For purposes of quantifying these potential payments and benefits, the triggering termination or change in control is deemed to have occurred on December 31, 2014.   These tables exclude amounts accrued through that date in the normal course of employment, equity awards that have vested before that date and payments or benefits that would be made through plans or programs available to all employees with no preferential treatment for executives, such as our ESOP, pension plan and 401(k) plan.  For additional information regarding the employment agreements, see “Compensation Discussion and Analysis – Employment Agreements.”

(1)
Name of Compensation Plan or Program
	Employment Agreement	Deferred Compensation Plan (1)	Equity Incentive Plan	Life Insurance
Triggering Event		O. Leonard Dorminey:
Voluntary Termination	$1,872,564 (2)	$ 616,548	---	---
Retirement	---	$ 616,548	---	---
Termination With Cause	---	$ 616,548	---	---
Termination Without Cause(3)	$4,681,410 (4)	$ 616,548	---	---
Change of Control(5)	---	---	$972,800(6)	---
Change of Control with Termination(7)	$7,490,256 (8)	$ 616,548	---	---
Disability Termination	---	$ 616,548	$972,800(6)	---
Death(9)	---	$ 616,548	$972,800(6)	$500,000(10)

Carol W. Slappey:
Voluntary Termination	---	$ 464,266	---	---
Retirement	---	$ 464,266	---	---
Termination With Cause	---	$ 464,266	---	---
Termination Without Cause(3)	$2,881,799 (11)	$ 464,266	---	---
Change of Control(5)	---	---	$486,400(6)	---
Change of Control with Termination(7)	$4,610,879(12)	$ 464,266	---	---
Disability Termination	---	$ 464,266	$486,400(6)	---
Death(9)	---	$ 464,266	$486,400(6)	$470,000(10)

__________________________________

(1)

This amount would be paid out monthly over five years based on the executive’s account balance at the assumed trigger date.  The account balance consists of compensation earned and deferred by the executive plus certain contributions by the Bank, including matching contributions, excess benefit contributions and quarterly interest at the 10-year U.S. Treasury bond rate.  Due to certain tax laws, the initiation of the 60 monthly payments will be delayed at least six months from the triggering event.

(2)

This amount will be paid out monthly over two years.  It includes the executive’s continued salary of $405,000 for two years, two year-end bonuses of $162,000 and estimated benefits over the two years valued at $369,282 per year.

(3)

For Mr. Dorminey, includes termination for good reason (as defined in the executive’s employment agreement) prior to a change in control.  Benefits are paid out monthly over five years as provided in the executive’s employment agreement.  Mr. Dorminey and Mrs. Slappey’s employment contract auto-renews daily for five years.   As of December 31, 2014, the remainder of the term was five years.

(4)

This amount will be paid out monthly over five years.  It includes the executive’s continued salary of $405,000, year-end bonuses of $162,000, and estimated benefits of $369,282 per year for five years.

(5)	Payment or benefit is triggered solely by a change in control, whether or not the executive is terminated.
(6)

Under the Equity Incentive Plan, all awards that have not yet vested are deemed to be fully vested as of the date of change in control, disability termination or death.  The reported amount reflects the value of the restricted stock received due to the acceleration of vesting and the value of the unvested options based on the closing share price of $25.90 on December 31, 2014.

(7)	Includes termination for good reason following a change in control as provided in the executive’s employment agreement.
(8)

This amount will be paid out monthly over eight years.  It includes continued salary of $405,000 for three years, three year-end bonuses of $162,000 each, and other estimated benefits over the three years valued at $369,282 per year.

(9)	All payments and benefits go to executive’s designated beneficiaries or heirs.
(10)	Amount reflects life insurance proceeds equal to two times the executive’s current salary with a maximum benefit of $500,000.
(11)	This amount will be paid out monthly over five years. It includes the executive’s continued salary of $235,000, year-end bonuses of $94,000, and estimated benefits of $247,360 per year for five years.
(12)

This amount will be paid out monthly over eight years.  It includes the executive’s continued salary of $235,000, year-end bonuses of $94,000, and estimated benefits of $247,360 per year for three years.

Name of Compensation Plan or Program
	Employment Agreement	Equity Incentive Plan	Life Insurance
Triggering Event

T. Heath Fountain:
Termination Without Cause	$935,279(1)	---	---
Change of Control(2)	---	$194,560(3)	---
Change of Control with Termination(4)	$935,279(1)	---	---
Disability	---	$194,560(3)	---
Death(5)	---	$194,560(3)	$440,000(6)

O. Mitchell Smith:
Termination Without Cause	$1,047,584(7)	---	---
Change of Control(2)	---	$121,600(3)	---
Change of Control with Termination(4)	$1,047,584(7)	---	---
Disability Termination	---	$121,600(3)	---
Death(5)	---	$121,600(3)	$350,000 (6)
David A. Durland:
Termination Without Cause	$298,000(8)	---	---
Change of Control(2)	---	$121,600(3)	---
Change of Control with Termination(4)	$298,000(8)	---	---
Disability Termination	---	$121,600(3)	---
Death(5)	---	$121,600(3)	$490,000 (6)

__________________________________

(1)

This amount will be paid out monthly over two years.  It includes the executive’s continued salary of $220,000 for two years, two year-end bonuses of $78,000 each and estimated benefits over the two years valued at $169,640 per year.

(2)	Payment or benefit is triggered solely by a change in control, whether or not the executive is terminated.
(3)

Under the Equity Incentive Plan, all awards that have not yet vested are deemed to be fully vested as of the date of change in control, disability termination or death.  The reported amount reflects the value of the restricted stock received due to the acceleration of vesting and the value of the unvested options based on the closing share price of $25.90 on December 31, 2014.

(4)	Includes termination for good reason following a change in control, as provided in the executive’s employment agreement.
(5)	All payments and benefits go to executive’s designated beneficiaries or heirs.
(6)	Amount reflects life insurance proceeds equal to two times the executive’s current salary.
(7)

This amount will be paid out monthly over two years.  It includes the executive’s continued salary of $175,000 for two years, two year-end bonuses of $50,000 each and estimated benefits over the two years valued at $298,792 per year.

(8)	This amount will be paid out monthly over one year. It includes the executive’s continued salary of $245,000 for one year and one year-end bonus of $53,000.

Renasant Merger-Related Compensation

Amended and Restated Employment Agreements with Mr. Dorminey and Ms. Slappey. As a condition to execution of the merger agreement with Renasant Corporation, Mr. Dorminey and Mrs. Slappey amended and restated their employment agreements with the Company and the Bank, which amended and restated agreements will be assumed by Renasant Corporation upon the closing of the merger. The amended and restated employment agreements are contingent upon the closing of the merger and will be effective as of the close of business on the business day preceding the effective time of the merger. If the merger does not occur, Mr. Dorminey’s and Mrs. Slappey’s amended and restated employment agreement will be deemed void and of no effect, and their prior employment agreements with the Company and the Bank, as described in this proxy statement, will remain in force and effect. The amended and restated employment agreements provide for varying amounts of cash severance and other benefits in connection with each executive’s qualifying termination of employment. For a description of the material terms of such employment agreements and additional information regarding compensation that is or may become payable to our executive officers, including our named executive officers, in connection with the proposed merger with Renasant Corporation, please see the Company’s joint proxy statement/prospectus filed with the SEC on April 3, 2015.

PROPOSAL 2

ADVISORY (NON-BINDING) RESOLUTION TO

APPROVE OUR NAMED EXECUTIVE OFFICER COMPENSATION

The Board of Directors is presenting for a vote at the Annual Meeting the advisory, non-binding stockholder resolution to approve the compensation of our executives, as described in this Proxy Statement pursuant to Section 14A of the Securities Exchange Act.  This proposal, commonly known as a “say on pay” proposal, gives stockholders the opportunity to endorse or not endorse the compensation of the Company’s executives as described in this Proxy Statement in the Compensation Discussion and Analysis and the tabular and other narrative disclosure on the compensation of our named executive officers.

This non-binding advisory resolution will be presented at the Annual Meeting as follows:

RESOLVED, that the stockholders approve the compensation of the Company’s executives, as disclosed in the Compensation Discussion and Analysis and the tabular and other narrative disclosure on the compensation of our named executive officers in the Company’s Proxy Statement for the 2015 Annual Meeting.

This vote will not be binding on the Company’s Board of Directors or Compensation Committee and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board.  It also will not affect any compensation paid or awarded to any executive.  The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

As disclosed in more detail in “Compensation Discussion and Analysis,” the Compensation Committee has a very deliberate and thoughtful process for establishing a broad-based compensation program for our executives.  The overall goal of this compensation program is to help the Company and the Bank attract, motivate and retain talented and dedicated executives, orient executives toward the achievement of business goals, and link the compensation of executives to the Company’s success.  Executive compensation determinations are a complex and demanding process.  The Compensation Committee exercises great care and discipline in its analysis and decision-making and recognizes our stockholders’ interest in executive compensation practices.  The Compensation Committee seeks to establish compensation levels that attract highly effective executives who work well as a team and that are aligned with our corporate values to conduct our business with character, compassion, class and competition.  A primary focus of our compensation program has been to compensate actual performance.

Our overriding principles in setting types and amounts of compensation are: (1) to link individual compensation to the successful achievement of performance objectives; (2) to attract, retain and motivate our top performers at a competitive level in our market; and (3) to align the interests of key executives and other employees with those of our stockholders in furtherance of our goal to improve stockholder value.  In setting executive compensation and benefits in line with this philosophy, the Compensation Committee has established a full compensation package that includes base salary, annual incentive bonus compensation, equity compensation, retirement and other benefits and perquisites.

The Board of Directors recommends that you vote “FOR” the advisory (non-binding) resolution to approve our named executive officer compensation.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Firm

During the fiscal years ended December 31, 2014 and 2013, Mauldin & Jenkins, LLC provided various audit and non-audit services to the Company and the Bank.  These services included:  (1) the audit of the Company’s and the Bank’s annual financial statements and review of financial statements included in the Company’s filings with the SEC; (2) consultation on accounting matters; (3) tax advice and tax consultations; and (4) other professional services.

Our Audit Committee has appointed Mauldin & Jenkins, LLC as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2015.   In making its determination to appoint Mauldin & Jenkins, LLC as the Company’s independent registered public accounting firm for the 2015 fiscal year, the Audit Committee considered whether the providing of services (and the aggregate fees billed for those services) by Mauldin & Jenkins, LLC, other than audit services, is compatible with maintaining the independence of the outside accountants.

We are not required to have our stockholders ratify the selection of our independent auditing firm.  However, because we believe it is good corporate practice to obtain the stockholders’ views on this selection, our stockholders are asked to ratify this appointment at the Annual Meeting.

If the appointment of Mauldin & Jenkins, LLC is not ratified by the stockholders, the Audit Committee may appoint other independent auditors or may decide to maintain its appointment of Mauldin & Jenkins, LLC.  In the event our stockholders fail to ratify the selection of Mauldin & Jenkins, LLC, the Audit Committee will consider it as a direction to consider selecting other auditors for the subsequent fiscal year.  Even if the selection of Mauldin & Jenkins, LLC is ratified, the Audit Committee of our Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if our Board determines that such a change would be in the best interest of our company and our stockholders.

A representative of Mauldin & Jenkins, LLC is expected to attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

The Board of Directors recommends that you vote “For” the ratification of the appointment of Mauldin & Jenkins, LLC as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2015.

Pre-Approval of Audit and Non-Audit Services

Pursuant to the terms of its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditors. The Audit Committee must pre-approve the engagement letters and the fees to be paid to the independent auditors for all audit and permissible non-audit services to be provided by the independent auditors and consider the possible effect that any non-audit services could have on the independence of the auditors. The Audit Committee may establish pre-approval policies and procedures, as permitted by applicable law and SEC regulations and consistent with its charter for the engagement of the independent auditors to render permissible non-audit services to the Corporation, provided that any pre-approvals delegated to one or more members of the committee are reported to the committee at its next scheduled meeting. At this time, the Audit Committee has not adopted any pre-approval policies.

Payment of Audit Fees

The aggregate fees billed to the Company by Mauldin & Jenkins, LLC, and its affiliates for the fiscal years ended December 31, 2014 and 2013 were as follows:

	Year Ended December 31,
	2014	2013
Audit Fees(1).............................	$ 230,000	$ 200,000
Audit Related Fees(2)...................	86,000	63,000
Tax Fees(3)...............................	35,000	35,000
All Other Fees...........................	---	---

____________________

(1)

Includes fees related to the financial statement audit and audit of internal controls over financial reporting.  This also included audit procedures related to the assets and liabilities acquired in acquisitions.

(2)

Professional services rendered related to consultations concerning financial accounting and reporting standards, merger and acquisition assistance, due diligence assistance, HUD compliance audit, loss-share compliance review and employee benefit plan audits. This also included consultations concerning acquisition accounting and merger related expenses.

(3)	Primarily for tax compliance, tax advice, tax audits and tax return preparation services.

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

The Company currently anticipates that the proposed merger with Renasant Corporation will be completed in the third quarter of 2015; therefore, Heritage does not intend to hold a 2016 Annual Meeting of Stockholders.  However, if for any reason the anticipated closing date of the merger is materially delayed or is not completed and the Company holds a 2016 Annual Meeting of Stockholders, the following deadlines apply to the submission of stockholder proposals to be considered at the 2016 Annual Meeting of Stockholders.

All stockholder proposals are subject to the proxy regulations of the SEC and our charter and bylaws.  In order for a stockholder proposal to be eligible for inclusion in Heritage Financial Group, Inc.’s proxy materials for the 2016 Annual Meeting of Stockholders,  such stockholder proposal must be received in writing at Heritage Financial Group, Inc.’s main office at 721 North Westover Boulevard, Albany, Georgia 31707, no later than December 14, 2015, or if that meeting is more than 30 days before or after May 14, 2016, within a reasonable time before the proxy materials for the meeting would be printed and distributed.

In order for a stockholder proposal to be considered for presentation at the 2016 Annual Meeting of Heritage Financial Group, Inc., but not for inclusion in our proxy materials for that meeting, stockholder proposals must be received by Heritage Financial Group, Inc. no later than February 14,  2016 and no earlier than January 13, 2016.  If the date of the 2016 Annual Meeting is before April 19, 2016, or after July 8, 2016, proposals must instead be received by Heritage Financial Group, Inc. no earlier than the 120th day prior to the date of the 2016 Annual Meeting and no later than the 90th day before that meeting or the 10th day after the day on which notice of the date of the meeting is mailed or public announcement of the date of the meeting is first made.

OTHER MATTERS

We are not aware of any business to come before the Annual Meeting other than those matters described in this Proxy Statement.  However, if any other matter should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

Important Annual Meeting Information

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCTED BELOWIN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 P.M., Eastern Time, on May 13, 2015.

Vote by Internet • Go to www.investorvote.com/HBOS • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by Telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A. Proposals – The Board of Directors recommends a vote FOR all the nominees listed and For Proposals 2 and 3.
1. Election of Directors	For	Withhold		For	Withhold
01 – Leonard Dorminey	☐	☐	02 – Antone D. Lehr	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. The advisory (non-binding) resolution to approve our executive compensation as disclosed in the accompanying Proxy Statement.	☐	☐	☐	3. The ratification of the appointment of Mauldin & Jenkins, LLC as the independent registered public accounting firm for Heritage Financial Group, Inc. for the fiscal year ending December 31,. 2015.	☐	☐	☐

B. Non-Voting Items
Change of Address – Please print your new address below.	Comments – Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting	☐

C. Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature with the box.	Signature 2 – Please keep signature with the box.

Heritage Financial Group, Inc.’s

Proxy Statement, Annual Report and Form of Proxy are available at
http://www.irinfo.com/hbos/hbos.html

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

REVOCABLE PROXY – HERITAGE FINANCIAL GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS MAY 14, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the members of the Board of Directors of Heritage Financial Group, Inc., with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the annual meeting, all the shares of Heritage Financial Group, Inc. common stock held of record by the undersigned at the close of business on April 6, 2015, at the annual meeting of stockholders to be held on Wednesday, May 14, 2015, and at any and all adjournments or postponements thereof. The Board of Directors recommends a vote "FOR" each of the listed proposals.

Should a director nominee be unable to serve as a director, an event that Heritage Financial Group, Inc. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.

This proxy may be revoked at any time before it is voted by delivering to the Secretary of Heritage Financial Group, Inc., on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later-dated proxy relating to the same shares of Heritage Financial Group, Inc. common stock, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

By signing this proxy, I (we) acknowledge the prior receipt from Heritage Financial Group, Inc., of the Notice of Annual Meeting scheduled to be held on May 14, 2015, a Proxy Statement dated on or about April 16, 2015, and Heritage Financial Group, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Items to be voted appear on reverse side.)